Exhibit 17.4

Bruce J. Stewart

8924 Belmart Road

Potomac, MD 20854

August 16, 2006

VIA FACSIMILE 703-729-7372

Therese Hathaway, Esq.

Corporate Secretary

Telos Corporation

19886 Ashburn Road

Ashburn, VA 20147

Dear Ms. Hathaway:

I am writing to inform Telos Corporation that I hereby resign from the Telos Corporation board of directors, effective immediately.

Sincerely,

Bruce J. Stewart

cc:	Geoffrey B. Baker
David Borland
Norman P. Byers
Robert J. Marino
Langhorne A. Motley
Thomas L. Owsley
Malcolm M. B. Sterrett
John B. Wood